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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934.



                Date of Report (Date of Earliest Event Reported):

                                  June 27, 2003




                            MONRO MUFFLER BRAKE, INC.
             (Exact name of registrant as specified in its charter)



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
       New York                   0-19357                      16-0838627
------------------------  ------------------------  ------------------------------------
(State of Incorporation)  (Commission File Number)  (I.R.S. Employer Identification No.)
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200 Holleder Parkway, Rochester, New York                    14615
-----------------------------------------       --------------------------------
(Address of Principal Executive Offices)                   (Zip Code)




Registrant's telephone number, including area code                (585) 647-6400
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     Explanatory Note: This filing on Form 8-K/A amends and restates in its entirety the Form 8-K filed by the registrant on July 14, 2003. This filing includes as Exhibit 2.1 the Stock Purchase Agreement by and between Brazos River Leasing, L.P. and Monro Muffler Brake, Inc., dated June 27, 2003, and as Exhibit
2.2 the Agreement to Purchase Limited Partnership Interest by and among Heller Financial, Inc. and Monro Muffler Brake, Inc., dated June 27, 2003.

Item 2. Acquisition of Disposition of Assets.
---------------------------------------------


     On June 27, 2003, the Registrant purchased the land and buildings under its existing synthetic lease facility through the acquistion of the general and limited partnership interests in Brazos Automotive Properties, L.P. ("BAP"), for approximately $935,000 in cash (the "Lease Buyout"). The Lease Buyout was financed through the Registrant's existing credit facility. BAP holds the title related to 86 properties leased, under an operating lease, to a subsidiary of the Registrant and used in the conduct of the Registrant's auto service business. BAP is also the debtor on a $26.6 million loan related to these properties. BAP, which became a wholly owned subsidiary of the Registrant as a result of the Lease Buyout, was established in 1998 for the purpose of acquiring certain properties and leasing them to the Registrant.

     As a wholly owned subsidiary of the Registrant, BAP will be consolidated into the Registrant's balance sheet from June 27, 2003. Accordingly, land and buildings at fair value of approximately $27.5 million will be reflected on the Registrant's balance sheet. Additionally, long-term debt of $26.6 million will also be reflected. The debt is non-amortizing and is due in September 2006.

     The Registrant estimates that annual depreciation expense related to the assets aquired in the Lease Buyout will be approximately $500,000. These depreciation charges will commence in the Registrant's second quarter of its fiscal year 2004.

     The purchase of the general partnership interest was completed through the purchase of 100% of the outstanding common stock of Brazos Automotive Properties Management, Inc., the general partner of BAP, from Brazos River Leasing, L. P. The limited partnership interest was acquired from Heller Financial, Inc., a subsidiary of G.E. Capital, the holder of that interest.


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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
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(a)  Not required.

(b)  Not required.

(c) The following is a list of exhibits furnished with this Current Report on Form 8-K/A:


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
Exhibit No.     Description
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

2.1 Stock Purchase Agreement by and Brazos River Leasing, L.P. and Monro Muffler Brake, Inc., dated June 27, 2003.

2.2             Agreement to Purchase Limited Partnership Interest by and among
                Heller Financial, Inc. and Monro Muffler Brake, Inc., dated June 27,
                2003.

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                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            MONRO MUFFLER BRAKE, INC.
                            -------------------------
                                  (Registrant)






August 12, 2003            By:  /s/ John Van Heel
                           -----------------------------------------
                                John Van Heel
                                Vice President-Finance




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